UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road Chandler, Arizona	85286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amended and Restated Master Loan and Security Agreement

OP SPE Borrower Parent, LLC (“SPE”), as borrower, OP SPE PHX1, LLC (“PHX1”), as borrower, and OP SPE TPA1, LLC (“TPA1”), as borrower, each an indirect wholly owned subsidiary of Offerpad Solutions Inc. (the “Company”), entered into a Third Amended and Restated Master Loan and Security Agreement (the “SPE Amendment”), dated as of June 7, 2022, which amends and restates that certain Second Amended and Restated Master Loan and Security Agreement, dated as of June 23, 2021, by and among SPE, PHX1, TPA1, Citibank, N.A., as lender, and Wells Fargo Bank, N.A., as calculation agent and paying agent.

The SPE Amendment, among other things, (i) amends provisions relating to interest rates to transition calculations from the London Interbank Offered Rate (LIBOR) plus an applicable margin to the Secured Overnight Financing Rate (SOFR) plus an applicable margin and (ii) extends the maturity date from August 25, 2022 to June 7, 2024. In connection with the SPE Amendment, the borrowing capacity under the facility was increased from $400.0 million to $600.0 million.

The foregoing does not purport to be a complete description of the terms of the SPE Amendment and such description is qualified in its entirety by reference to the SPE Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Transition

Effective June 2, 2022, Stephen Johnson, the Company’s former Chief Operating Officer, transitioned to the role of Chief Strategy Officer to further support the Company’s strategic efforts and priorities.

CFO and CLO Amended and Restated Employment Agreements

Effective June 6, 2022, the Company entered into amended and restated employment agreements (each, an “Employment Agreement”) with Michael Burnett and Benjamin Aronovitch, the Company’s Chief Financial Officer and Chief Legal Officer, respectively. The material terms and conditions of the Employment Agreements are summarized below.

The term of employment under the Employment Agreements is for one year, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the Employment Agreements, Messrs. Burnett and Aronovitch are entitled to receive annual base salaries of $400,000 and $375,000, respectively, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, they are eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of their then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon the executives’ continued employment through the last day of the applicable calendar year.

In addition, Messrs. Burnett and Aronovitch are eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time. Messrs. Burnett and Aronovitch also are eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Under the Employment Agreements, on a termination of the employment of Messrs. Burnett or Aronovitch by the Company without “Cause”, by the executive for “Good Reason” (each, as defined in the Employment Agreements) or by reason of a non-renewal of the term by the Company (each, a “Qualifying Termination”), the executive is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to the executive’s then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such Qualifying Termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control (as defined in the 2021 Plan) is consummated (a “CIC Termination”), an amount equal to the sum of the executive’s then current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such Qualifying Termination is a CIC Termination, an amount equal to the pro-rata portion of the executive’s annual bonus that would have otherwise been earned by the executive for the year in which the termination occurs (determined in accordance with the executive’s Employment Agreement and pro-rated based on the number of days the executive was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months following the date of termination; and

(iv)

if such Qualifying Termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of the executive to receive such severance payments and benefits upon a Qualifying Termination, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

In addition, the Employment Agreements contain customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment and for 24 months thereafter. Further, the Employment Agreements include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Burnett or Mr. Aronovitch will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of such agreements, which are included as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2022, the Company held its 2022 Annual Meeting of Stockholders. Holders of the Company’s Class A common stock were entitled to one vote per share held as of the close of business on April 4, 2022 (the “Record Date”) and holders of the Company’s Class B common stock were entitled to ten votes per share held as of the Record Date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2022.

Item 1 — Election of three Class I directors for a term of office expiring on the date of the annual meeting of stockholders in 2025 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Brian Bair	334,617,237	2,312,832	26,895,516
Roberto Sella	334,610,379	2,319,690	26,895,516
Kenneth DeGiorgio	333,585,696	3,344,373	26,895,516

Item 2 — Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
363,789,285	21,630	14,670	0

Item 3 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes ABSTAINED	Broker Non-Votes
301,918,966	2,699,747	32,265,038	46,318	26,895,516

Based on the foregoing votes, the three Class I director nominees were elected, the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified and the Company’s stockholders recommended that future stockholder advisory votes on the compensation of the Company’s named executive officers be held every year. Based on the foregoing voting results and consistent with the Board of Directors’ recommendation, the Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Report:

Exhibit	Description

10.1*	Third Amended and Restated Master Loan and Security Agreement, dated as of June 7, 2022, by and among Citibank, N.A., OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and Wells Fargo Bank, N.A.

10.2	Amended and Restated Employment Agreement, dated June 6, 2022, by and between Michael Burnett and Offerpad Solutions Inc.

10.3	Amended and Restated Employment Agreement, dated June 6, 2022, by and between Benjamin Aronovitch and Offerpad Solutions Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: June 7, 2022	By:	/s/ Michael Burnett
Michael Burnett
Chief Financial Officer